Exhibit 23.1

To Whom It May Concern:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File number 333-267380) of Trio Petroleum Corp. (the “Company”) of our report dated June 14, 2024, relating to the financial statements of the Company, which appear in this Amendment No. 1 to Annual Report on Form 10-K/A.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)
Henderson, Nevada
June 14, 2024

179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com